SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 14, 2001

ALLIANCE DATA SYSTEMS CORPORATION

(Exact name of registrant as specified in its chapter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

17655 WATERVIEW PARKWAY

DALLAS, TEXAS  75252

(Address and Zip Code of Principal Executive Offices)

(972) 348-5100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

This Form 8-K/A is being filed to restate the Form 8-K filed by Alliance Data Systems Corporation on September 24, 2001.

On September 14, 2001, a wholly owned subsidiary of Alliance Data Systems Corporation (“Alliance”), acquired substantially all the assets of Mailbox Capital Corporation (“Mailbox”) by the assumption of all the outstanding senior indebtedness and a portion of the subordinated indebtedness of Mailbox, together totaling $32.5 million.  An earn out agreement was also entered into allowing for additional funds to be earned depending on the annual level of business for the next year.  The acquisition was effective September 1, 2001 and non-material adjustments were made to the amount of indebtedness assumed at closing.  Alliance paid off the indebtedness immediately subsequent to assumption using Alliance’s own funds.  Alliance intends to continue to use the acquired assets in the same manner as previously used by Mailbox which was to provide services such as statement generation and data processing for clients in a variety of industries including utilities, telecom, financial, government and retail.  Alliance has issued a press release announcing the transaction which is being filed as an exhibit.

Alliance’s acquisition of Mailbox is not financially material, individually or in the aggregate with other acquisitions since the audited financial statements dated December 31, 2000, and financial statements and pro forma financial information are not required.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

(1)   None

(b)   PRO FORMA FINANCIAL INFORMATION.

(1)   None

(c)   EXHIBITS.

*10.1       Asset Purchase Agreement dated September 14, 2001 between Alliance Data Systems Corporation, ADS MB Corporation, Mailbox Capital Corporation and its shareholders, as listed.

*10.2       Earn Out Agreement dated September 14, 2001 between ADS MB Corporation, and MailBox Capital Corporation.

*99.1       Press Release dated September 20, 2001, in connection with the acquisition announcement.

*Previously filed with the original Form 8-K on September 24, 2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE DATA SYSTEMS CORPORATION

Dated: November 16, 2001
	By:	/s/ Edward J. Heffernan

Edward J. Heffernan
Executive Vice President and
Chief Financial Officer